UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐           Definitive Proxy Statement
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BRIDGELINE SOFTWARE, INC.

 (Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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February 24, 2010

Dear Stockholder:

I am pleased to invite you to attend Bridgeline Software, Inc.’s Annual Meeting of Stockholders to be held on March 19, 2010. The meeting will begin promptly at 10:00 a.m. Eastern Time at the Burlington Marriott Hotel located at One Burlington Mall Road, Burlington, Massachusetts 01803.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and procedures for the meeting. It also describes how the board of directors operates and provides information about our director candidates.

I look forward to sharing more information with you about Bridgeline Software at the Annual Meeting. Whether or not you plan to attend, I encourage you to vote your proxy as soon as possible so that your shares will be represented at the meeting.

Sincerely, Thomas L. Massie President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 A.M. on March 19, 2010

To the Stockholders of Bridgeline Software, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of BRIDGELINE SOFTWARE, INC. (the “Company”) will be held on March 19, 2010 at 10:00 A.M. at the Burlington Marriott Hotel located at One Burlington Mall Road, Burlington, Massachusetts, to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

1.	To elect two directors;

2.
To amend the Bridgeline Software, Inc. Amended and Restated Stock Incentive Plan to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the Plan from 2,000,000 shares to 2,400,000 shares;

3.	To amend Bridgeline Software, Inc.’s Amended and Restated Certificate of Incorporation to change the Company’s name to “Bridgeline Digital, Inc.”;

4.	To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2010; and

5.	To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on February 17, 2010 as the record date for the determination of stockholders entitled to vote at the Meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

A complete list of stockholders entitled to vote at the Meeting shall be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours from February 19, 2010 until the Meeting at the principal executive offices of the Company. The list will also be available at the Meeting.

Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

By Order of the Board of Directors Assistant Secretary February 24, 2010

Requests for additional copies of the proxy materials and the Company’s Annual Report for its fiscal year ended September 30, 2009 should be addressed to Shareholder Relations, Bridgeline Software, Inc., 10 Sixth Road, Woburn, Massachusetts 01801. This material will be furnished without charge to any stockholder requesting it.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on March 19, 2010: The Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the year ended September 30, 2009 are available at  www.bridgelinesw.com

Proxy Statement

Annual Meeting of Stockholders
March 19, 2010

The enclosed proxy is solicited by the management of Bridgeline Software, Inc. in connection with the Annual Meeting of Stockholders to be held on March 19, 2010 at 10:00 A.M. at the Burlington Marriott Hotel located at One Burlington Mall Road, Burlington, Massachusetts and any adjournment thereof. The Board of Directors of the Company (the “Board of Directors”) has set the close of business on February 17, 2010 as the record date for the determination of stockholders entitled to vote at the Meeting. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later-dated proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

The proxy will be voted in accordance with your directions to:

1.	Consider and act upon a motion to elect two directors;

2.
Consider and act upon a motion to amend the Bridgeline Software, Inc. Amended and Restated Stock Incentive Plan to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the Plan from 2,000,000 shares to 2,400,000 shares;

3.	Consider and act upon a motion to amend Bridgeline Software, Inc.’s Amended and Restated Certificate of Incorporation to change the Company’s name to “Bridgeline Digital, Inc.”;

4.	Consider and act upon a motion to ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2010; and

5.	Transact such other business as may properly come before the Meeting. In the absence of direction, the proxy will be voted in favor of management’s proposals.

The Proxy Statement, the attached Notice of Meeting, the enclosed form of proxy and the Annual Report are being mailed to stockholders on or about February 24, 2010. The Company’s principal executive offices are located at 10 Sixth Road, Woburn, Massachusetts, 01801 and its telephone number at that location is (781) 376-5555.

The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation will include the costs of supplying necessary additional copies of the solicitation materials and the Company’s Annual Report to Stockholders for its fiscal year ended September 30, 2009 (the “Annual Report”) to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such record holders for completing the mailing of such materials and Annual Reports to such beneficial owners.  Solicitation of proxies may also include solicitation by telephone, fax, electronic mail, or personal solicitations by Directors, officers, or employees of the Company. No additional compensation will be paid for any such services. The Company may engage a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses.

Only stockholders of record of the Company’s 11,184,542 shares of Common Stock (the “Common Stock”) outstanding at the close of business on February 17, 2010 will be entitled to vote at the Meeting.

Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum at the Meeting. All shares of the Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be counted for purposes of determining whether a quorum is present at the Meeting but will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

The Directors will be elected by a plurality of the votes properly cast at the Meeting. Abstentions and broker non-votes as to this election do not count as votes for or against such election. The approval of the proposals to amend the Company’s Amended and Restated Stock Incentive Plan and to approve the Company’s independent auditors will require the affirmative vote of a majority of the shares of Common Stock properly cast at the Meeting. The approval of the proposal to amend the Amended and Restated Certificate of Incorporation to change Bridgeline Software’s corporate name will require the approval of holders of at least a majority of the outstanding shares of Common Stock.

Abstentions as to these proposals will count as being present and represented at the Meeting and entitled to vote, and will be included in calculating the number of votes cast on this proposal (and thus will have the effect of “no” votes). Broker non-votes will not be included in calculating the number of votes cast on  a proposal.

PROPOSAL 1
ELECTION OF DIRECTORS

Two directors are to be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon, to hold office for a three year term expiring in 2013. The persons named in the accompanying proxy have advised management that it is their intention to vote for the election of the following nominees as director unless authority is withheld:

(1) Kenneth Galaznik

(2) Scott Landers

Management has no reason to believe that either nominee will be unable to serve. In the event that either nominee becomes unavailable, the proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.

The following table sets forth certain information as to our current directors:

Name	Age	Position with the Company	Director Since

Nominees for Director for Terms Expiring in 2013

Kenneth Galaznik*	58	Director, Chair of the Audit Committee	2006

Scott Landers*	39	Director	2010

Directors with Terms Expiring in 2012

William Coldrick*	67	Director, Chair of the Nominating and Corporate Governance Committee, Member of the Compensation Committee and Audit Committee	2000

Thomas Massie	48	Chairman of the Board of Directors, President and Chief Executive Officer	2000

Directors with Terms Expiring in 2011

Robert Hegarty*	46	Director, Chair of the Compensation Committee, Member of the Nominating and Corporate Governance Committee	2006

John Cavalier*	70	Director, Member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee	2007

*Independent director as defined under the rules of the Nasdaq Stock Market

Thomas Massie has served as our Chairman of the Board, President and Chief Executive Officer since our inception. Prior to founding Bridgeline Software, Mr. Massie founded and took public two technology companies. From 1991 to 2000, Mr. Massie was the founder, Chairman of the Board and Chief Executive Officer of Focus Enhancements, a publicly-held developer of proprietary video conversion ASIC chip technology that had technology alliances with companies such as Intel, Microsoft, Apple Computer, Thompson, Philips, SONY, Nokia, and Zenith. Mr. Massie led Focus Enhancements from concept to a public market capitalization of $230 million. From 1986 to 1991, Mr. Massie was the founder and Chairman of the Board of Mass Microsystems, a publicly-held developer of proprietary multimedia products. Mr. Massie led Mass Microsystems from inception to a public market capitalization in excess of $75 million. From 2002 to 2007, Mr. Massie was a member of the Board of Directors of MapInfo Corporation, a publicly-held developer of location intelligence software. Mr. Massie was the Chairman of MapInfo’s Corporate Governance Committee and a member of its Audit and Compensation Committees. In April 2007, MapInfo was acquired by Pitney-Bowes for $480 million. In addition, Mr. Massie is a member of the National Association of Directors and was a non-Commissioned Officer in the United States Army, 101st Airborne Division.

John Cavalier has been a member of our Board of Directors since 2007. Mr. Cavalier is a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. From 2001 to 2007, Mr. Cavalier was the Chairman of the Board of MapInfo Corporation, a publicly-held developer of location intelligence software. From 1996 to 2001, Mr. Cavalier was the president, CEO and a director of MapInfo. During Mr. Cavalier’s tenure at MapInfo, he successfully helped lead the growth of MapInfo from approximately $40 million in annual sales to over $160 million in annual sales. In April 2007, MapInfo was acquired by Pitney Bowes for $480 million. Prior to joining MapInfo, Mr. Cavalier held executive management positions with The Antares Alliance Group (a joint venture between Amdahl and EDS), Amdahl, Atari, and Apple Computer. Mr. Cavalier is an active board member of various privately-held technology companies. In 2006, Mr. Cavalier was inducted into New York State’s Tech Valley’s Business Hall of Fame recognizing him for outstanding business leadership. In 2007, Mr. Cavalier was given the Explore, Discover, & Imagine Award by New York’s Children’s Museum of Science & Technology recognizing his leadership in promoting technology to children. Mr. Cavalier earned his undergraduate degree from the University of Notre Dame and his MBA from Michigan State University.

William Coldrick has been a member of our Board of Directors since our inception. Mr. Coldrick is the Chairman of the Nominating and Corporate Governance Committee, a member of the Audit Committee, and a member of the Compensation Committee. From 1993 to 2008, Mr. Coldrick served as Vice Chairman of the Board of Focus Enhancements.  From 1996 to 1998, he was Vice President and General Manager of Worldwide Channel Operations for the Computer Systems Division of Unisys Corp. From 1982 to 1991, Mr. Coldrick held several senior management positions at Apple Computer. In his last position at Apple as Senior Vice President of U.S. Sales, he was responsible for managing all sales, support, service, distribution and channel activities for the United States. During Mr. Coldrick’s tenure at Apple, his sales leadership assisted in the growth of Apple from $80 million a year to over $6 billion a year in annual sales. Before joining Apple, Mr. Coldrick spent fourteen years with Honeywell Information Systems, where he held several positions, including Director of Marketing. He holds a B.A. degree from Iona College in New Rochelle, New York.

Kenneth Galaznik has been a member of our Board of Directors and Chairman of the Audit Committee since 2006. Since 2005, Mr. Galaznik has been the Senior Vice President, Chief Financial Officer and Treasurer of American Science and Engineering, Inc., a publicly held supplier of X-ray inspection and screening systems with a public market cap of over $700 million. From August 2002 to February 2005, Mr. Galaznik was Vice President of Finance of American Science and Engineering, Inc. From November 2001 to August 2002, Mr. Galaznik was self-employed as a consultant. From March 1999 to September 2001, he served as Vice President of Finance at Spectro Analytical Instruments, Inc. and has more than 30 years of experience in accounting and finance positions. Mr. Galaznik holds a B.B.A. degree in accounting from The University of Houston.

Robert Hegarty has been a member of our Board of Directors since 2006. Mr Hegarty is also Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Since March 2009, Mr. Hegarty has been Managing Director, Market Structure of The Depository Trust & Clearing Corporation.  From 1999 to March 2009, Mr. Hegarty was Managing Director of TowerGroup Securities & Investments Group, a capital markets and investment and wealth management research subsidiary of MasterCard International. Before joining TowerGroup in 1999, Mr. Hegarty was vice president of trading systems at Putnam Investments in Boston, Massachusetts and, prior to that, was employed by Fidelity Investments in Boston for eight years, during which he served as vice president of technology of the institutional broker-dealer arm of Fidelity Investments. Mr. Hegarty holds an M.B.A. degree in finance and marketing from Babson College and a B.S. degree in computer science from North Adams State College.

Scott Landers has been a member of our Board of Directors since 2010.  Since July 2008, Mr. Landers has been the Senior Vice President, Chief Financial Officer and Treasurer for Monotype Imaging Holdings Inc., a global developer of text imaging solutions.   Monotype is a publicly-held company with a market cap over $250 million.  Prior to joining Monotype, from September 2007 until July 2008, Mr. Landers was the Vice President of Global Finance at Pitney Bowes Software, a $450 million division of Pitney Bowes, a leading global provider of location intelligence solutions. From 1997 until September 2007, Mr. Landers held several senior finance positions, including Vice President of Finance and Administration, at MapInfo, a publicly-held company which was acquired by Pitney Bowes in April 2007.  Earlier in his career, Mr. Landers was a Business Assurance Manager with Coopers & Lybrand.  Mr. Landers is a certified public accountant and holds a bachelor’s degree in accounting from Le Moyne College in Syracuse, N.Y. and a master’s degree in business administration from The College of Saint Rose in Albany, N.Y.

Other Executive Officers

The following table sets forth certain information as to our executive officers who are not also directors:

Name	Age	Position with the Company
Ronald M. Levenson	54	Executive Vice President and Chief Financial Officer
Brett Zucker	37	Executive Vice President and Chief Technology Officer

Ronald M. Levenson has been our Executive Vice President, Chief Financial Officer and Treasurer since 2009.  From 2005 to 2008, Mr. Levenson served as Executive Vice President and Chief Financial Officer for Virgin HealthMiles, Inc., a Virgin Group company where he was responsible for finance, legal and human resources.  From 2004 to 2005, Mr. Levenson served as Chief Financial Officer of MedAptus, Inc. Mr. Levenson has also served as a strategic financial advisor to a number of public and private software and service companies, as Senior Vice President, Chief Financial Officer and Treasurer of American Dental Partners, Inc. (NASDAQ: ADPI) and as Senior Vice President, Chief Accounting Officer and Treasurer of American Medical Response, Inc.  Prior to American Medical Response, Mr. Levenson was a Senior Manager with KPMG LLP, where he was employed for more than ten years.  Mr. Levenson is a graduate of Northeastern University and a certified public accountant.

Brett Zucker has been a senior executive at Bridgeline since 2002.  Since 2006, Mr. Zucker has been our Executive Vice President and Chief Technical Officer. From 2002 to 2006, Mr. Zucker was a senior executive of the Company’s New York business unit. Prior to joining Bridgeline Software, Mr. Zucker was the Director of Development and Delivery for Lead Dog Digital, Inc., a custom Web application development company Bridgeline acquired in 2002. Prior to joining Lead Dog Digital in September 2000, Mr. Zucker served in management positions with AppNet and Agency.com.  Mr. Zucker is a member of the Board of Directors of Content Management Professionals, an independent national organization with over 12,000 members. Mr. Zucker holds a B.S. degree in Electrical Engineering from Cornell University and an M.B.A. degree from Harvard Business School.

The Board of Directors recommends a vote FOR the approval of Proposal No. 1, the election of directors.

Certain Relationships and Related Transactions

Item 404(d) of Regulation S-K requires the Company to disclose any transaction or proposed transaction in which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of the last two completed fiscal years in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Since October 1, 2007, the Company has not been a participant in any transaction that is reportable under Item 404(d) of Regulation S-K.  The Company knows of no proposed transaction in which it will be a participant that would be reportable under Item 404(d) of Regulation S-K.

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms of any related party transactions. Therefore, any material financial transaction between the Company and any related person would need to be approved by our Audit Committee prior to the Company entering into such transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after January 15, 2010 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each individual named below is our address, 10 Sixth Road, Woburn, Massachusetts 01801.

The following table sets forth as of January 15, 2010, the beneficial ownership of our common stock by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our directors and named executive officers, (iii) certain members of senior management who beneficially own more than 1% of the outstanding shares of our common stock and (iv) all of our executive officers, directors and senior management who beneficially own more than 1% of the outstanding common stock as a group. At the close of business on January 15, 2010, there were issued and outstanding 11,184,542 shares of our Common Stock entitled to cast 11,184,542 votes. On January 15, 2010, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $1.27 per share.

Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

This information is based upon information received from or on behalf of the individuals named herein.

Name and Address	Number of Shares Owned		Percent of Shares Outstanding
P.A.W. Capital Corp Peter A. Wright 4 Greenwich Office Park, 3rd Floor Greenwich, CT 06831	630,000	(1)	5.63%
Erez Katz	1,156,132	(2)	10.33%
Thomas Massie	903,111	(3)	8.03%
Tim Higgins	266,449		2.38%
Tony Pietrocola	237,156	(4)	2.12%
Michael Matteo	168,673	(5)	1.50%
Brett Zucker	146,631	(6)	1.30%
William Matteson	137,000	(7)	1.22%
John Cavalier	99,999	(8)	*
William Coldrick	85,888	(9)	*
Robert Hegarty	26,999	(10)	*
Kenneth Galaznik	14,999	(11)	*
Scott Landers	—		—
Ronald M. Levenson	—		—
All current executive officers, directors and certain members of senior management who beneficially own more than 1% of the outstanding shares of common stock as a group (13 persons)	3,243,037	(12)	28.41%

*less than 1%
(1)	Based on the Schedule 13G filed by the holder on January 15, 2010.
(2)	Includes 9,999 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010).
(3)
Includes 49,444 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010). Also includes 10,000 shares of common stock issuable upon exercise of a warrant.

(4)	Includes 5,000 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010).
(5)	Includes 34,015 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010).
(6)	Includes 67,128 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010).
(7)	Includes 6,000 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010).
(8)	Includes 6,666 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010).
(9)	Includes 12,221 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010).
(10)
Includes 2,000 shares of common stock beneficially owned by Mr. Hegarty’s spouse.  Includes 14,999 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010).

(11)	Includes 14,999 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010).
(12)
Includes 220,471 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of January 15, 2010).  Also includes 10,000 shares of common stock issuable upon exercise of a warrant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal years ended September 30, 2009 and September 30, 2008 for our principal executive officer and our other two most highly compensated executive officers who were serving as executive officers on September 30, 2009. We refer to these officers as our named executive officers.

Name and Principal Position	Fiscal Year End	Salary	Bonus	Option Awards (1)	All Other Compensation	Total
Thomas Massie	2009	$325,000	$51,563	$73,676	$24,242 (2)	$474,481
Chief Executive Officer and Director	2008	$225,000	$38,750	$161,800	$24,242 (2)	$449,792
Ronald M. Levenson	2009	$105,721	$25,000	$17,409	—	$148,130
Executive Vice President and Chief Financial Officer	2008	—	—	—	—	—
Brett Zucker	2009	$178,745	$29,250	$64,576	—	$274,571
Executive Vice President and Chief Technology Officer	2008	$175,000	$46,300	$77,200	—	$298,500

(1)
Amounts in the Option Awards column do not reflect compensation actually paid to or realized by the named executive officer. Such amounts reflect compensation cost for fiscal years ended September 30, 2009 and 2008 calculated in accordance with SFAS 123(R), which includes the ratable amount of expense in such years for options granted in prior years.  The assumptions used to value stock options can be found in Note 10 to our Consolidated Financial Statements for the year ended September 30, 2009 contained in our annual report on Form 10-K.  The calculations above, however, exclude assumptions with respect to forfeitures.  A forfeiture rate was used in the expense calculation in the consolidated financial statements.

(2)	Represents life insurance premiums.

Employment Agreements

Thomas Massie

We have entered into an employment agreement with Thomas Massie, our Chief Executive Officer, to provide executive management services. The agreement had an initial term of three years commencing on October 1, 2001 and was renewed in 2004 and again in 2007 each for three-year terms. The term of the agreement is automatically extended so that it always has an effective period of three years. Both the annual salary and bonus are subject to periodic review and adjustment by our Board of Directors. For all services rendered to the Company for the fiscal year ended September 30, 2009, Mr. Massie was compensated in the form of initial base salary in the amount of $325,000 and an earned bonus of $51,563, payable based upon goals mutually agreed upon by Mr. Massie and our Board of Directors. This agreement may be terminated by (i) us, in the event of Mr. Massie’s death, resignation, retirement or disability, or for or without cause, or (ii) Mr. Massie for good reason. In the event that Mr. Massie is terminated by us without cause or Mr. Massie resigns for good reason, he is entitled to receive severance payments equal to the greater of: (a) three years’ total compensation, including bonus amounts, or (b) $1 million.

Named Executive Officers

On April 13, 2009, we entered into an employment agreement with Ronald M. Levenson for an initial term of eighteen months, ending on September 30, 2010.  The agreement was amended on May 13, 2009.  The agreement sets forth Mr. Levenson’s initial base salary and annual contingent bonus.  The agreement provides that in the event Mr. Levenson’s employment is terminated by us without cause or if Mr. Levenson terminates his employment for good reason, he is entitled to receive severance benefits.  The severance benefits include continuation of salary and health insurance coverage for a period of twelve months if his employment is terminated on or before September 30, 2010, or a period of six months if his employment is terminated after September 30, 2010, and a one time payment equal to the quarterly bonus paid to Mr. Levenson for the quarter immediately prior to his termination.

On October 1, 2009, we entered into an employment agreement with Brett Zucker for an initial term of one year. The agreement sets forth Mr. Zucker’s initial base salary and annual contingent bonus.  The agreement may be terminated by (i) us, in the event of the officer’s death, resignation, retirement, or disability, or for or without cause, or (ii) by the officer for good reason. In the event that Mr. Zucker is terminated by us without cause or if Mr. Zucker terminates his employment for good reason, he is entitled to receive severance payments equal to three months’ salary plus the quarterly bonus paid to him in the preceding quarter immediately prior to the termination.

The employment agreements described above also contain non-competition, confidentiality, indemnification and other terms and provisions customary for agreements of this nature.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding stock options for each named executive officer as of September 30, 2009.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Thomas Massie (1)	6,667		$0.003	09/30/12
		33,333	$0.900	10/09/18
		75,000	$0.900	10/09/18
		20,000	$0.900	10/09/18
Ronald M. Levenson (2)	—	100,000	$1.060	04/13/19
Brett Zucker (3)	1,820		$0.357	02/27/12
		25,130	$0.900	10/09/18
		25,000	$0.900	10/09/18
		100,000	$0.900	10/09/18
		30,000	$0.900	10/09/18
		20,000	$0.900	10/09/18

(1)
Grants dated: 09/30/02 for 6,667 shares; and 10/09/08 for 33,333, 75,000 and 20,000 shares. Shares vest in equal installments upon the anniversary date of the grant over three years.  All options, with the exception of the option dated 09/30/02, were issued as part of the Company’s repricing plan in October 2008.

(2)	Grant dated 04/13/09 for 100,000 shares. Shares vest in equal installments upon the anniversary date of the grant over three years.
(3)
Grants dated: 02/27/2002 for 1,820 shares; and 10/09/08 for 25,130, 25,000, 100,000, 30,000 and 20,000 shares.  Shares vest in equal installments upon the anniversary date of the grant over three years.  All options, with the exception of the option dated 02/27/02, were issued as part of the Company’s repricing plan in October 2008.

COMPENSATION OF DIRECTORS

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended September 30, 2009.

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	All Other Compensation	Total
John Cavalier	$18,000	$13,440	—	$31,440
William Coldrick	$23,000	$16,580	—	$39,580
Kenneth Galaznik	$26,000	$17,494	—	$43,494
Robert Hegarty	$23,000	$17,494	—	$40,494
Scott Landers (3)	—	—	—	—

(1)
Amounts in the Option Awards column do not reflect compensation actually paid to or realized by the Directors. Such amounts reflect compensation cost for fiscal year ended September 30, 2009 calculated in accordance with SFAS 123(R), which includes the ratable amount of expense in such years for options granted in prior years.  The assumptions used to value stock options can be found in Note 10 to our Consolidated Financial Statements for the year ended September 30, 2009 contained in our annual report on Form 10-K.  The calculations above, however, exclude assumptions with respect to forfeitures.  A forfeiture rate was used in the expense calculation in the consolidated financial statements.

(2)	Stock options to purchase 10,000 shares were granted on 10/27/08.

As of September 30, 2009, each non-employee director holds the following aggregate number of shares under outstanding stock options.

Name	Number of Shares Underlying Outstanding Stock Options
John Cavalier	20,000
William Coldrick	36,667
Kenneth Galaznik	45,000
Robert Hegarty	45,000
Scott Landers	—

(3)      Mr. Landers joined the Board of Directors in January 2010.

The non-employee members of the Company’s Board of Directors are compensated as follows:

•
Option Grants. Outside directors each receive annual grants of options to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the shares on the date of grant. The options shall vest over three years in equal installments on the anniversary of grant. New directors receive options to purchase 25,000 shares of our common stock at the then current fair market value upon election to the Board.

•	Cash Compensation. Each outside director receives an annual retainer of $12,000 and is compensated $1,500 for each meeting such director attends in person.

•
Committee Chair Bonus. The Chair of our Audit Committee receives an additional annual fee of $8,000. The Chairs of our Compensation Committee and Nominating and Corporate Governance Committee each receive an additional annual fee of $5,000. These fees are payable in lump sums in advance. Other directors who serve on our standing committees do not receive additional compensation for their committee services.

•
Travel Expenses. All directors are reimbursed for their reasonable out of pocket expenses associated with attending meetings. For domestic travel, only coach airfare will be reimbursed; for international travel we reimburse for business class.

OTHER INFORMATION CONCERNING THE COMPANY AND THE BOARD OF DIRECTORS

Meetings of the Board of Directors

During the Company’s fiscal year ended September 30, 2009 (“Fiscal 2009”), the Board of Directors held six (6) meetings and acted twice by unanimous written consent. During Fiscal 2009, each director attended each meeting, with the exception that one member missed one meeting. The Chairman was present at all meetings. All members of the Board of Directors attended last year’s annual meeting, and the Company expects that all of the Board members will attend this year’s Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board in the oversight of the audit of our consolidated financial statements and the quality and integrity of our accounting, auditing and financial reporting processes. The Audit Committee is responsible for making recommendations to the Board concerning the selection and engagement of independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the Board such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. Our Audit Committee is comprised of Messrs. Galaznik (Chair), Cavalier and Coldrick. Our Board has determined that each of the members of the Audit Committee meet the criteria for independence under the standards provided by the Nasdaq Stock Market. The Board of Directors has adopted a written charter for the Audit Committee. A copy of such charter is available on the Company’s website, www.bridgelinesw.com. The Company’s website is not part of this proxy statement. During Fiscal 2009, the Audit Committee met twice. Each member of the Audit Committee attended each such meeting. The Chairman of the Audit Committee was present at all meetings.

Audit Committee Financial Expert. Our Board has also determined that each of Mr. Galaznik and Mr. Cavalier qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee evaluates the performance of our senior executives, considers the design and competitiveness of our compensation plans, reviews and approves senior executive compensation and administers our equity compensation plans. In addition, the Committee also conducts reviews of executive compensation to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee is comprised of Messrs. Hegarty (Chair), Cavalier and Coldrick, all of whom are independent directors. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of such charter is available on the Company’s website, www.bridgelinesw.com. During Fiscal 2009, the Compensation Committee held no formal meetings and acted twice by unanimous written consent.

Nominating and Corporate Governance Committee

The Nominating and Governance Committee identifies candidates for future Board membership and proposes criteria for Board candidates and candidates to fill Board vacancies, as well as a slate of directors for election by the shareholders at each annual meeting. The Nominating and Governance Committee also annually assesses and reports to the Board on Board and Board Committee performance and effectiveness and reviews and makes recommendations to the Board concerning the composition, size and structure of the Board and its committees. Messrs. Coldrick (Chair), Cavalier and Hegarty, all of whom are independent directors, are the members of the Nominating and Governance Committee.

The Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2011 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Recommendations for Director.”

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of such charter is available on the Company’s website, www.bridgelinesw.com. During Fiscal 2009, the Nominating and Corporate Governance Committee did not hold a formal meeting.

Communications with the Board of Directors

The Company encourages stockholder communications with the Board of Directors. Interested persons may directly contact any individual member of the Board of Directors by contacting Shareholder Relations, Bridgeline Software, Inc., 10 Sixth Road, Woburn, Massachusetts 01801.

Audit Committee Report

The Audit Committee consists of three independent directors, all of whom are “independent directors” within the meaning of the applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. The Audit Committee’s responsibilities are as described in a written charter adopted by the Board, a copy of which is available on the Company’s website at www.bridgelinesw.com.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 2009 with management and with the Company’s independent registered public accounting firm, UHY LLP. The Audit Committee has discussed with UHY LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from UHY LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with UHY LLP its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements for Fiscal 2009 be included in the Company’s Annual Report on Form 10-K for Fiscal 2009 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee: Kenneth Galaznik, Chairman John Cavalier William Coldrick

INDEPENDENT AUDITORS

The firm of UHY LLP acts as our principal independent registered public accounting firm. They have served as our independent auditors since 2005. UHY LLP leases all its personnel, who work under the control of UHY LLP partners, from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure. A representative of UHY LLP is expected to attend this year’s Annual Meeting.

Audit Fees

The table below shows the aggregate fees that the Company paid or accrued for the audit and other services provided by UHY LLP for the fiscal years ended September 30, 2009 and September 30, 2008. The Company did not seek advice from its independent registered public accounting firm regarding financial information systems design and implementation during the fiscal year ended September 30, 2009. The Company did not engage its independent registered public accounting firm during the fiscal year ended September 30, 2009 for any other non-audit services.

Type of Service	Amount of Fee for Fiscal Year Ended
	September 30, 2009	September 30, 2008
Audit Fees	$ 205,663	$ 224,277
Audit-Related Fees	—	58,609
Tax Fees	—	—
Total	$ 205,663	$ 282,886

Audit Fees. This category includes fees for the audits of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category consists of audits performed in connection with certain acquisitions.

Tax Fees. This category consists of professional services rendered for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

There were no other fees paid or accrued to UHY LLP in the fiscal years ended September 30, 2009 or September 30, 2008.

Audit Committee Pre-Approval Policies and Procedures.

Before an independent public accounting firm is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee. Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit related services by our independent registered public accounting firm. During our fiscal year ended September 30, 2009, no services were provided to us by our independent registered public accounting firm other than in accordance with the pre-approval procedures described herein.

Code of Conduct and Ethics

The Company’s Board of Directors has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Act that applies to all of the Company’s officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics codifies the business and ethical principles that govern the Company’s business. A copy of the Code of Ethics is available on the Company’s website www.bridgelinesw.com. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to its principal executive officer, principal financial officer or principal accounting officer) on its website. The Company’s website is not part of this proxy statement.

PROPOSAL 2

AMENDMENT OF THE BRIDGELINE SOFTWARE, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

The Board of Directors believes that the future success of Bridgeline Software depends, in large part, upon the ability of the Company to attract, retain and motivate key employees and that the granting of stock options serves as an important factor in retaining key employees. In addition, the Board of Directors believes it is important to have a pool of options available for issuance as the Company considers potential acquisitions. On January 27, 2010, Bridgeline Software’s Board of Directors approved, subject to stockholder approval, an amendment to the Bridgeline Software, Inc. Amended and Restated Stock Incentive Plan, as amended (the “Stock Incentive Plan”), to increase the number of shares reserved for issuance under the Stock Incentive Plan from 2,000,000 to 2,400,000 shares. As of January 15, 2010, there were 42,212 shares remaining available for issuance under the Stock Incentive Plan.

The Board of Directors believes that the increase in the number of shares available for issuance under the Stock Incentive Plan is in the best interests of the Company and recommends a vote for this proposal.

Purpose of Stock Incentive Plan

The purpose of the Stock Incentive Plan is to advance the interests of Bridgeline Software by encouraging equity participation in Bridgeline Software by directors, officers and employees of Bridgeline Software through the acquisition of shares of Common Stock upon the exercise of options granted under the Stock Incentive Plan.

General Provisions

The following summary of the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan, as proposed to be amended, a copy of which is attached as Appendix B to this Proxy Statement.

Our Stock Incentive Plan, originally adopted in 2000, amended and restated in August 2006 and further amended in April 2008, allows us to grant options and other forms of stock-based compensation to our officers, directors, employees and outside consultants and advisors. We have developed this Stock Incentive Plan to align the interests of (i) employees, (ii) non-employee Board members, and (iii) consultants and key advisors with the interests of our shareholders and to provide incentives for these persons to exert maximum efforts for our success and to encourage them to contribute materially to our growth.  As of January 15, 2010, there were approximately 141 persons eligible to participate in the Stock Incentive Plan.

The Stock Incentive Plan is not subject to the provisions of the Employment Retirement Income Security Act, as amended (“ERISA”), and is not a “qualified plan” within the meaning of Section 401 of the Internal Revenue Code, as amended (the “Code”). The Stock Incentive Plan is administered by our Compensation Committee which has discretion to select the participants who will receive awards under the Stock Incentive Plan and to determine the type, size and terms of each award.  The Compensation Committee has delegated limited authority to grant a limited number of stock options to a committee comprised of the Company’s Chief Executive Officer and other officers of the Company.

Shares Subject to the Stock Incentive Plan. Currently, we may issue up to 2,000,000 shares under the Stock Incentive Plan, subject to adjustment to prevent dilution from stock dividends, stock splits, recapitalization or similar transactions.

Administration of the Stock Incentive Plan. The Stock Incentive Plan is administered by the Compensation Committee. Except for certain non-discretionary option grants to certain of our directors described below, the Compensation Committee selects the individuals to whom options and awards are granted and determines the option exercise price and other terms of each award, subject to the provisions of the Stock Incentive Plan.

Awards under the Stock Incentive Plan. Under the Stock Incentive Plan, the Compensation Committee may grant awards in the form of incentive stock options, as defined in Section 422 of the Code, options which do not so qualify, stock awards, performance share awards and stock appreciation rights.

Options. The duration of any option shall be within the sole discretion of the Compensation Committee; provided, however, that any incentive stock option granted to a 10% or less stockholder or any nonqualified stock option shall, by its terms, be exercised within 10 years after the date the option is granted and any incentive stock option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the option is granted. The exercise price of all options will be determined by the Compensation Committee; provided, however, that the exercise price of an option (including incentive stock options or nonqualified stock options) will be equal to, or greater than, the fair market value of a share of our stock on the date the option is granted and further provided that incentive stock options may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary, as defined in section 424 of the Code, unless the price per share is not less than 110% of the fair market value of our stock on the date of grant.

The Stock Incentive Plan provides that each director who is not an employee of Bridgeline Software, on the date of each annual meeting or special meeting in lieu thereof, shall automatically receive a grant of a non-statutory option for the purchase of 10,000 shares of Common Stock. Such option shall vest over three years on the anniversary of the date of grant at a rate of 33.33% per year until fully vested.

Termination of Employment. Unless the Compensation Committee provides otherwise in the terms of an option agreement, if the employment or service of a participant is terminated, options granted to such participant prior to August 18, 2006 will immediately cease to be exercisable and any options granted after that date will cease to be exercisable (i) immediately if the participant’s employment or service is terminated for cause or (ii) up to three (3) months after the participant’s employment or service is terminated without cause.

Termination or Amendment of the Stock Incentive Plan. Our Board of Directors may at any time terminate the Stock Incentive Plan or make such amendments thereto as it deems advisable, without action on the part of our shareholders unless their approval is required under the law. However, no termination or amendment will, without the consent of the individual to whom any option has been granted, affect or impair the rights of such individual. Under Section 422(b)(2) of the Code, no incentive stock option may be granted under the Stock Incentive Plan more than ten years from the date the Stock Incentive Plan was amended and restated or the date such amendment and restatement was approved by our shareholders, whichever is earlier.

New Plan Benefits

We are unable to determine the dollar value and number of stock awards that may be received by or allocated to (i) any of our named executive officers, (ii) our current executive officers, as a group, (iii) our employees who are not executive officers, as a group, and (iv) our non-executive directors, as a group as a result of the approval of the amendment to the Stock Incentive Plan because at this time we are unable to determine whether any of the current non-executive directors will meet the requirements to receive any automatic grants of options under the Stock Incentive Plan and all other stock awards granted to such persons are granted by the Compensation Committee on a discretionary basis.

Federal Income Tax Consequences

The following summarizes the U.S. federal income tax consequences that generally will arise with respect to awards granted under the Stock Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the Stock Incentive Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.  This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the Stock Incentive Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each participant should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws. The Stock Incentive Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.    The tax consequences associated with other stock-based awards granted under the Stock Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The Board of Directors recommends a vote FOR the approval of Proposal No. 2, the amendment to the Bridgeline Software, Inc. Stock Incentive Plan.

PROPOSAL 3

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF BRIDGELINE SOFTWARE, INC.

Our Amended and Restated Certificate of Incorporation currently specifies our corporate name as “Bridgeline Software, Inc.”  On February 12, 2010, our Board of Directors adopted a resolution, subject to stockholder approval, to amend Article 1 of our Amended and Restated Certificate of Incorporation to change our name to “Bridgeline Digital, Inc.”

Reasons for Name Change

Bridgeline Software develops unified web application management software and award winning interactive technology solutions.  These solutions are web applications, mission critical web sites, intranets, extranets and portals.  With iAPPS® integrated into the core of each of these web applications, the solutions we develop help our customers to maximize their revenue opportunities, enhance customer communication, streamline on-line processes, provide accurate web activity and reduce operational cost.

We believe the name “Bridgeline Digital, Inc.” is more progressive in the Internet marketplace and a name that more accurately reflects the interactive technology solutions our web software and related services ultimately provide.

Implementation of Name Change

If the amendment is adopted by stockholders, Article 1 of our Amended and Restated Certificate of Incorporation will be amended to read as follows:

“The name of the Corporation is “Bridgeline Digital, Inc.”

The amendment, if adopted by stockholders, will become effective on a date selected by our Board of Directors and set forth in a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware.

Effect on Stockholders

The change of name will not effect in any way the validity or transferability of stock certificates outstanding at the time of the name change, our capital structure or the trading of our common stock on the NASDAQ Capital Market. After stockholder approval of the name change, we will submit notification to NASDAQ of the name change, pursuant to their requirements. In connection with the required notification, we will request a new ticker symbol for our common stock.

Following implementation of the amendment, stockholders may continue to hold their existing stock certificates or receive new certificates reflecting the name change by delivering their existing certificates to our transfer agent.  Stockholders will not be required to tender their old stock certificates in exchange for new certificates with the new name. Stockholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the name change.

Required Vote

Approval of the amendment to our Amended and Restated Certificate of Incorporation to change our name to “Bridgeline Digital, Inc.” requires the affirmative vote of the holders of a majority of our issued and outstanding shares of Common Stock.

The Board recommends a vote FOR the approval of Proposal No. 3, the amendment to our Amended and Restated Certificate of Incorporation to change the name of Bridgeline Software, Inc.

PROPOSAL 4

RAFTIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has reappointed UHY LLP to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2010. UHY LLP has served as the Company’s independent registered public accounting firm since prior to the Company’s initial public offering. A representative from UHY LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Although stockholder ratification of the appointment is not required by law, the Company desires to solicit such ratification. If the appointment of UHY LLP is not approved by a majority of the shares represented at the Meeting, the Company will consider the appointment of other independent registered public accounting firms.

The Board recommends a vote FOR the approval of Proposal No. 3, the ratification of the appointment of UHY LLP as the Company’s independent auditors for the fiscal year ending September 30, 2010.

Other Matters

The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms and amendments thereto received by it, the Company believes that during Fiscal 2009 all executive officers, directors and owners of ten percent of the outstanding shares of Common Stock complied with all applicable filing requirements except that Mr. William Coldrick failed to file two Forms 4 on a timely basis to report two purchase transactions.

Stockholder Proposals and Recommendations for Director

Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company’s Proxy Statement for such meeting must deliver such proposal in writing to the Company at 10 Sixth Road, Woburn, Massachusetts 01801 on or before October 28, 2010.

Stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by following the requirements under Article I, Section 10 of the Bylaws. In order to be eligible to nominate a person for election to our Board of Directors a stockholder must (i) comply with the notice procedures set forth in the Bylaws and (ii) be a stockholder of record on the date of giving such notice of a nomination as well as on the record date for determining the stockholders entitled to vote at the meeting at which directors will be elected.

To be timely, a stockholder’s notice must be in writing and received by our corporate secretary at our principal executive offices as follows: (A) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (B) in the case of an election of directors at a special meeting of stockholders, provided that the board of directors has determined that directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting and (2) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

In addition, a stockholder’s notice must contain the information specified in Article I, Section 10 of the Bylaws and must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The stockholder making a nomination must personally appear at the annual or special meeting of stockholders to present the nomination, otherwise the nomination will be disregarded

Stockholders interested in making a nomination should refer to the complete requirements set forth in our Bylaws filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2007. Provided that the date of next year’s annual meeting of stockholders is not advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2010 annual meeting, any stockholder who wishes to make a nomination to be considered for the next annual meeting must deliver the notice specified by our Bylaws between November 20, 2010 and December 20, 2010. The By-Laws contain a number of substantive and procedural requirements which should be reviewed by any interested stockholder. Any notice should be mailed to: Secretary, Bridgeline Software, Inc., 10 Sixth Road, Woburn, Massachusetts 01801.

By Order of the Board of Directors Ronald M. Levenson Assistant Secretary February 24, 2010

Appendix A

PROXY

BRIDGELINE SOFTWARE, INC.
10 Sixth Road
Woburn, Massachusetts 01801

The undersigned, revoking all proxies, hereby appoints Thomas Massie and Ronald M. Levenson and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Bridgeline Software, Inc. (the “Company”) which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Company to be held on March 19, 2010, at 10:00 A.M. at the Burlington Marriott Hotel located at One Burlington Mall Road, Burlington, Massachusetts and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company’s Annual Report.

A.	To elect the following nominees as directors.

	For	Withhold

1. Kenneth Galaznik	❒	❒

2. Scott Landers	❒	❒

B.
To approve the amendment to the Bridgeline Software, Inc. Amended and Restated Stock Incentive Plan to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the Plan from 2,000,000 shares to 2,400,000 shares.

❑ For                      ❑ Against                      ❑ Abstain

C.	To approve the amendment to the Bridgeline Software, Inc. Amended and Restated Certificate of Incorporation to change the Company’s name to “Bridgeline Digital, Inc.”

❑ For                      ❑ Against                      ❑ Abstain

D.	To ratify the appointment of UHY LLP as the Company’s independent auditors for the Company’s fiscal year ending September 30, 2010.

❑ For                      ❑ Against                      ❑ Abstain

E.	In their discretion, on such other matters as may properly come before the meeting.

❑ For                      ❑ Against                      ❑ Abstain

Please Sign on the Reverse Side and Return this Proxy Promptly in the Enclosed Envelope.

This Proxy is solicited on behalf of the Board of Directors, and when properly executed will he voted as directed herein. If no direction is given, this Proxy will he voted FOR all Proposals.

Date:                               , 2010

(Signature)

(Signature, if held jointly)

Where stock is registered in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Requests for copies of proxy materials, the Company’s Annual Report for its fiscal year ended September 30, 2009 on Form 10-K should be addressed to Shareholder Relations, Bridgeline Software, Inc., 10 Sixth Road, Woburn, Massachusetts 01801. This material will be furnished without charge to any stockholder requesting it. The Proxy Statement and the Annual Report to Shareholders for the year ended September 30, 2009 are also available at www.bridgelinesw.com .